Exhibit 99.1

FOR IMMEDIATE RELEASE

HTG Molecular Diagnostics Reports Third Quarter 2015 Results

TUCSON, Ariz. (November 12, 2015) – HTG Molecular Diagnostics, Inc. (NASDAQ: HTGM), a provider of instruments and reagents for molecular profiling applications, today reported financial results for the three and nine months ended September 30, 2015.

Recent Accomplishments & Highlights:

•	Announced the availability of three expansions (research use only) to the HTG EdgeSeq menu:

•	HTG EdgeSeq Immuno-Oncology Assay for digitally measuring the mRNA expression of 549 genes implicated in the host immune response to tumors

•	HTG EdgeSeq Diffuse Large B-Cell Lymphoma (DLBCL) Cell of Origin Assay

•	HTG EdgeSeq Lymphoma Panel which measures the expression of 93 genes frequently assessed in lymphomas, including 22 common non-Hodgkin’s lymphoma markers

•	Formed a technology partnership with The Centre of Excellence for the Prevention of Organ Failure (PROOF Centre) for development of an RNA-based liquid biopsy from peripheral blood

•	Contracted with Invetech to be our engineering partner for development of Project JANUS, HTG’s platform program for the clinical market of decentralized smaller laboratories with an anticipated launch in 2017

•	Strengthened leadership team through the addition of Jean Claude Girard as Commercial Head of Europe and the appointment Lee R. McCracken to the Board of Directors

•	Achieved revenue of $1.0 million in the third quarter of 2015

•	Consumable product revenue up 164% from Q3 2014 and 7% from Q2 2015

“During the third quarter, we made significant progress in our growth initiatives in product expansion and market development,” said TJ Johnson, President and Chief Executive Officer. “We recently launched three additional products, strengthened our commercial team and took the next step in the development of JANUS, which when launched will facilitate our entry into the market for the decentralized smaller laboratories. We are also pleased that the CPT Editorial Panel revised the Molecular Pathology guidelines to specify that nucleic acid is defined as DNA and now RNA as well. We believe the PROOF Centre choosing HTG EdgeSeq technology to develop a heart transplant rejection test further validates our platform.”

Third Quarter 2015 Financial Results:

Revenue for the third quarter of 2015 was $1.0 million. Net loss from operations for the third quarter of 2015 was $4.8 million, compared to $3.1 million for the third quarter of 2014. Net loss per share was $(0.76) for the third quarter of 2015 and $(44.14) for the third quarter of 2014. The loss per share for the third quarter of 2015 reflects additional outstanding common shares resulting from the conversion of preferred shares and the issuance of additional common shares in connection with our May IPO.

HTG ended the third quarter with $39.1 million in total cash and investments, including $2.6 million in cash and equivalents, $28.7 million in short term, available for sale investments and $7.8 million in longer term, available for sale investments.

2015 Strategic Priorities:

HTG is focused on the following priorities for the remainder of 2015:

1.	Increase product offerings to drive instrument adoption

2.	Make significant progress in our initial IVD program, targeting a 2016 submission to FDA

3.	Improve commercial productivity driven by menu expansion and new commercial tools

4.	Accelerate market development through efforts with key thought leaders and research collaborations

5.	Initiate development on new low volume HTG EdgeSeq instrument targeting the smaller lab market to drive decentralization

Conference Call and Webcast:

HTG will host an investment community conference call today beginning at 4:30 p.m. ET. Individuals interested in listening to the conference call may dial (866) 394-4225 for domestic callers, or (678) 509-7535 for international callers, conference ID 52349679, or access the webcast on the investor relations section of the Company’s website at: www.htgmolecular.com. The webcast will be available on the Company’s website for 90 days following the completion of the call.

About HTG:

Headquartered in Tucson, Arizona, HTG’s mission is to empower precision medicine at the local level. In 2013 the company commercialized its HTG Edge instrument platform and a portfolio of RNA assays that leverage HTG’s proprietary nuclease protection chemistry. HTG Edge system capabilities have been expanded to fully automate sample and targeted library preparation for next-generation sequencing.

Safe Harbor Statement:

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements associated with our business, capital resources and strategic and growth initiatives. Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. These forward-looking statements are based upon management’s current expectations, are subject to known and unknown risks, and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation, risks associated with our ability to successfully commercialize our products; our ability to manufacture our products to meet demand; the level and availability of third party payor reimbursement for our products; our ability to effectively manage our anticipated growth; our ability to protect our intellectual property rights and proprietary technologies; our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; competition in our industry; additional capital and credit availability; our ability to attract and retain qualified personnel; and product liability claims. These and other factors are described in greater detail in our filings with the Securities and Exchange Commission, including without limitation our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2015. All forward-looking statements contained in this press release speak only as of the date on which they were made, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

-Financial tables follow-

HTG Molecular Diagnostics, Inc.

Statements of Operations

(Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2015	2014	2015	2014
Revenue:
Product		$973,956	$532,240	$2,349,740	$977,386
Service		37,000	107,183	150,292	396,840
Other		—	230,822	325,789	656,917

Total revenue		1,010,956	870,245	2,825,821	2,031,143
Cost of revenue		809,015	747,342	2,538,590	2,005,276

Gross margin	(1)	201,941	122,903	287,231	25,867
Operating expenses:
Selling, general and administrative		3,717,402	2,610,354	10,883,161	7,116,544
Research and development		1,309,573	649,949	2,951,009	2,372,972

Total operating expenses		5,026,975	3,260,303	13,834,170	9,489,516

Operating loss		(4,825,034)	(3,137,400)	(13,546,939)	(9,463,649)
Loss from change in stock warrant valuation		—	—	(239,683)	(56,323)
Interest expense, net		(340,868)	(161,069)	(1,285,173)	(292,018)
Other income (expense), net	(2)	8,239	(8,860)	(626,344)	(7,756)

Net loss before income taxes		(5,157,663)	(3,307,329)	(15,698,139)	(9,819,746)
Income taxes		—	—	—	—

Net loss		(5,157,663)	(3,307,329)	(15,698,139)	(9,819,746)
Accretion of redeemable convertible preferred stock discount, issuance costs and dividends	(3)	—	(951,606)	(1,328,594)	(2,729,055)

Net loss attributable to common stockholders		(5,157,663)	(4,258,935)	(17,026,733)	(12,548,801)

Net loss attributable to common stockholders, basic and diluted		(0.76)	(44.14)	(4.56)	(130.11)
Shares used in computing net loss per share attributable to common stockholders, basic and diluted	(4)	6,829,687	96,486	3,735,852	96,446

(1)	The Company recorded a $221,000 inventory reserve through Q3 for excess HTG reader inventory. This reserve is the result of a higher demand for our HTG EdgeSeq products, first introduced in 2014, which do not utilize the reader technology.
(2)	Includes $705,217 of non-cash expense recorded in Q2 from the loss on settlement of convertible notes
(3)	Accretion of redeemable convertible preferred stock discount, issuance costs and dividends ended in May 2015 with the Company’s IPO
(4)	Reflects an increase in weighted average common shares outstanding during the period as a result of our IPO

HTG Molecular Diagnostics, Inc.

Balance Sheets

		September 30	December 31,
		2015	2014
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents		$2,598,143	$3,613,392
Short-term investments available for sale, at fair value		28,711,759	—
Accounts receivable, net		696,827	801,125
Inventory, net		2,266,182	1,685,814
Prepaid expenses and other		616,599	112,035

Total current assets		34,889,510	6,212,366
Long-term investments available for sale, at fair value		7,766,952	—
Deferred financing and offering costs		59,582	1,369,281
Property and equipment, net		1,828,145	1,146,599

Total assets		$44,544,189	$8,728,246

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable		$966,853	$948,429
Accrued liabilities		1,407,998	1,499,750
Deferred revenue		32,716	41,248
Term loan		2,017,712	813,715
NuvoGen obligation		362,500	—

Total current liabilities		4,787,779	3,303,142
Redeemable convertible preferred stock warrant liability		—	730,543
Term loan payable - non-current, net of discount		8,738,683	9,705,655
NuvoGen obligation - non-current, net of discount		8,544,591	8,677,859
Other		36,447	58,380

Total liabilities		22,107,500	22,475,579
Total redeemable convertible preferred stock	(1)	—	55,922,593
Commitments and Contingencies
Total stockholders’ equity (deficit)	(1)	22,436,689	(69,669,926)

Total liabilities and stockholders’ equity (deficit)		$44,544,189	$8,728,246

(1)	Reflects conversion of redeemable convertible preferred stock into common stock and the issuance of shares in our IPO

Contact:

Westwicke Partners

Jamar Ismail

Phone: 415-513-1282

Email: jamar.ismail@westwicke.com

TJ Johnson

President / CEO

HTG Molecular Diagnostics

Phone: 520-547-2827 x130

Email: tjjohnson@htgmolecular.com